Exhibit 99.1

Contacts:
Media Relations	Media/Investor Relations
Bobbie Collins	Brian Beades
212-810-8155	212-810-5596
Bobbie.Collins@blackrock.com	Brian.Beades@blackrock.com

BlackRock Reports Third Quarter Diluted EPS of $2.27 ($2.10 as adjusted)

Assets Under Management of $1.435 Trillion at September 30, 2009

New York, October 20, 2009 – BlackRock, Inc. (NYSE:BLK) today reported third quarter 2009 net income1 of $317 million, a 46% improvement compared to a year ago. Earnings were $2.27 per diluted common share, which included a $0.33 one-time benefit related to local income tax law changes. Operating income for third quarter was $357 million and non-operating income, net of non-controlling interests, was $61 million. The operating margin was 31.3%.

Net income, as adjusted2, was $2.10 per diluted common share or $293 million, including operating income of $1.86 per diluted share and non-operating income of $0.24 per diluted share. Net income, as adjusted2, improved 23% compared to second quarter and 28% compared to third quarter 2008.

Revenue was $1,140 million, up 11% compared to the second quarter and down 13% compared to third quarter 2008. Operating income, as adjusted2, was $400 million, up 32% compared to second quarter and down 7% compared to third quarter 2008. Third quarter 2009 results included a $3 million benefit from balance sheet related foreign exchange remeasurement compared to a $30 million positive effect in third quarter 2008 and an $18 million expense in the second quarter. Excluding this effect, the primary difference between the percentage change in operating income, as adjusted2, as compared to the change in revenue was related to cost controls. Operating margin, as adjusted2, of 40.1% reflected improved revenue and continued cost control initiatives.

Net non-operating income, as adjusted2, of $0.24 per diluted common share, or $52 million, was an improvement of $0.62 as compared to third quarter 2008 and $0.04 as compared to second quarter 2009. Non-operating income reflected primarily the positive effects of markets on distressed credit, mortgage and private equity products.

BlackRock’s results reflect continued positive business momentum and improvements in the external market environment. Clients’ risk appetite is increasing as evidenced by a reallocation of capital from liquidity to long-dated assets. BlackRock is on track to complete its combination with Barclays Global Investors (“BGI”), which will diversify and further expand its mix of products, clients and geographic presence.

The table below presents a comparison of GAAP and as adjusted results for certain financial measures. See Attachment I for a reconciliation of GAAP to the as adjusted financial measures.

	Q3 2009	Q3 2008	% Change	Q2 2009	% Change	Nine Months Ended September 30,		% Change
						2009	2008
GAAP basis:
Revenue	$1,140	$1,313	(13)%	$1,029	11%	$3,156	$4,000	(21)%

Operating income	$357	$454	(21)%	$261	37%	$889	$1,255	(29)%

Net income[1]	$317	$217	46%	$218	45%	$619	$732	(15)%

Diluted EPS	$2.27	$1.59	43%	$1.59	43%	$4.50	$5.36	(16)%

As Adjusted:
Operating income[2]	$400	$432	(7)%	$302	32%	$1,009	$1,292	(22)%

Net income[1,2]	$293	$229	28%	$239	23%	$642	$766	(16)%

Diluted EPS[2]	$2.10	$1.67	26%	$1.75	20%	$4.66	$5.61	(17)%

[1]	Net income represents net income attributable to BlackRock, Inc.
[2]	See notes (a), (b), (c), (d), (e) and (f) to the Condensed Consolidated Statements of Income and Supplemental Information in Attachment I on pages 9, 10, 11 and 12.

Assets under management (“AUM”) increased $61.6 billion to $1.435 trillion at September 30, 2009. Net new business in long-dated investment products totaled $14.5 billion. In contrast, net outflows in cash management were $26.4 billion and distributions from advisory accounts totaled $4.6 billion. BlackRock Solutions® business remained strong, with seven net new assignments added during the quarter. Year-over-year, AUM has increased $176.2 billion or 14%, including net new business of $133.4 billion, and BlackRock Solutions has added 56 net new assignments. Our pipeline of wins funded or to be funded totaled $42.5 billion as of October 15, 2009.

“Improving investor sentiment was the most important factor in third quarter results. Clients are putting money back to work in the markets, driving inflows in equities and bonds, and outflows in money market funds industry-wide. This shift drove the rally in global stocks and tighter credit spreads, as well as a favorable revenue mix in net new business,” remarked Laurence D. Fink, Chairman and CEO of BlackRock.

“Our new business results were strong across both regions and channels, as we continued to capitalize on our diverse platform. Most importantly, our investment performance remained competitive in fixed income, which improved from last year, and across much of our equity, balanced and alternative investment platform. Strong performance, deep risk management capabilities, and exceptional client service position us well to serve our clients as they redeploy their capital across the risk spectrum.

“The market rally also gives investors the opportunity to address challenges in their portfolios, and BlackRock Solutions continues to be sought for its unique risk management and advisory services. We also continue to see an increase in institutional demand for a variety of tailored and multi asset class solutions, including fiduciary outsourcing. When we complete the combination with BGI, we will be uniquely positioned to blend index and active management in constructing new products and asset liability management strategies.

“The BGI transaction remains on target for a December 1, 2009 closing. Over the past month, we have announced leadership positions across most areas of the going forward company. Tremendous progress has been made, and I remain excited about the prospects for the new BlackRock. I want to thank all of our colleagues at BGI and BlackRock for their teamwork and commitment to building a combined franchise with a strongly differentiated ability to help clients throughout the world access market opportunities and meet their most difficult investment challenges.”

Third Quarter Business Highlights

•

Third quarter new business results reflected increasing demand for higher return investments, driving net inflows of $14.5 billion in equities, balanced, fixed income and alternative investments, and net outflows of $26.4 billion in cash management. Net new business in long-dated strategies consisted of $6.9 billion from institutional clients and $7.6 billion from retail investors globally. International investors represented approximately three-quarters of the net fundings in these products. In contrast, investors withdrew $26.4 billion (net) from cash management products during the quarter, including $23.5 billion and $2.9 billion from institutional and retail investors, respectively. Cash management outflows from U.S. clients totaled $30.1 billion, offsetting $3.7 billion of net inflows from international clients. Distributions of $4.6 billion were made from long-term liquidation portfolios reported as advisory AUM.

•

AUM in equity and balanced products increased $61.0 billion or 19% during the quarter to $390.6 billion. Renewed risk appetite helped drive net new business of $11.9 billion across a broad range of strategies. Demand was strong among both institutional and retail investors, resulting in net inflows of $7.2 billion and $4.7 billion, respectively. Performance in our equity and balanced mutual funds was mixed, with 46% of AUM above peer medians year-to-date, as compared to 78% for the one-year, 82% for the three-year, and 93% for the five-year periods ended September 30, 2009.

•

Fixed income AUM ended the quarter at $539.6 billion, up 6% or $29.9 billion. Net new business totaled $3.5 billion, despite $1.7 billion of outflows due to rebalancing into equities and a $3.8 billion outflow from one client’s insourcing of externally managed assets. Inflows were concentrated in U.S. core bond and local currency strategies. Performance continued to improve in our bond funds, with 72% of AUM ranked in the top two peer group quartiles year-to-date. Longer-term results continue to reflect last year’s weaker results, with 47%, 44% and 49% of AUM above peer medians for the one-, three- and five-year periods ended September 30, 2009, respectively.

•

Alternative investment AUM declined $0.4 billion, ending the quarter at $51.2 billion. Single strategy hedge fund and fund of hedge fund assets grew $0.7 billion to $23.6 billion, with increases driven by strong performance partially offset by distributions from opportunistic funds and modest redemptions. Real estate market values continued to correct during the quarter, driving a $1.2 billion drop in AUM to $19.0 billion. Private equity fund of funds and other alternative products were largely unchanged at $8.7 billion.

•

Asset reallocation by both institutional and retail investors drove outflows in money market funds industry-wide. BlackRock’s cash management AUM ended the quarter at $290.4 billion, down $26.3 billion or 8%. Average assets declined 6% relative to the second quarter. U.S. clients accounted for $30.1 billion of net outflows, which were partially offset by $3.7 billion of net inflows from international investors. Outflows were proportional to our client base, with $23.5 billion from institutional clients and $2.9 billion from retail investors globally. With yields at exceptionally low levels, we would expect continued pressure on money market flows.

•

Continuing demand for risk management tools and services supported strong growth in BlackRock Solutions. During the quarter, we added seven net new assignments and completed six short-term advisory engagements. Advisory AUM declined $2.7 billion, with $4.6 billion of net distributions from these long-term liquidation portfolios partially offset by favorable foreign exchange rates. At quarter-end, we had three Aladdin implementations in progress.

•

Our pipeline of wins funded or to be funded was $42.5 billion as of October 15, 2009, including $36.8 billion in long-dated strategies, $4.9 billion in cash management and $0.8 billion in advisory assets. Our search activity remains very robust, with investors demonstrating interest in a wide array of investment offerings, including traditional strategies, alternative investments and multi-asset class solutions. In addition, we have a solid pipeline of new business opportunities at the proposal or contract stage across the full range of BlackRock Solutions products.

Third Quarter GAAP Financial Highlights

Certain prior year amounts have been revised or reclassified to conform to 2009 presentation as required by the retrospective adoption of applicable paragraphs within ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”), (FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)), ASC 260-10, Earnings per Share (“ASC 260-10”) (FSP Emerging Issues Task Force (“EITF”) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities) and ASC 810-10, Consolidation (“ASC 810-10”)(Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51). For more information please refer to the Company’s Current Report on Form 8-K, which updated the financial information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on September 17, 2009.

Comparison to the Third Quarter of 2008

Third quarter 2009 operating income decreased 21% to $357 million from $454 million earned in third quarter 2008.

Third quarter 2009 revenues of $1,140 million decreased $173 million, or 13%, compared to $1,313 million in third quarter 2008 primarily due to the following:

•

Investment advisory and administration base fees of $913 million in third quarter 2009 decreased $171 million, or 16%, compared to $1,084 million in third quarter 2008 primarily associated with a market driven reduction in average AUM of equity and balanced and alternative investment products.

•

Performance fees were $49 million in third quarter 2009, compared to $55 million in third quarter 2008. The decrease relates primarily to a reduction in performance fees in alternative equity hedge funds, partially offset by an increase in international equity and balanced separate accounts.

•

BlackRock Solutions and advisory revenue was $127 million for third quarter 2009 compared to $113 million in third quarter 2008. The increase is primarily due to additional advisory assignments, which have AUM based fees and additional Aladdin and risk management mandates.

Third quarter 2009 operating expenses were $783 million compared to $859 million in third quarter 2008. The $76 million, or 9%, decrease compared to third quarter 2008 was primarily due to the following:

•

Employee compensation and benefits decreased $24 million due to a $22 million decline in incentive compensation associated with the decrease in operating income and a $52 million decrease in salaries and benefits primarily due to lower employment levels as a result of BlackRock’s cost control efforts, partially offset by a $50 million increase in deferred compensation expense. The increase in deferred compensation expense is offset primarily by an increase in non-operating income related to appreciation on assets associated with certain deferred compensation plans.

•

Portfolio administration and servicing costs paid to Bank of America/Merrill Lynch, The PNC Financial Services Group and other third parties decreased $30 million primarily due to lower levels of average AUM in cash management and open-end funds.

•	Amortization of deferred mutual fund sales commissions decreased $11 million primarily related to lower sales of certain share classes of open-end funds.

•

General and administration expenses decreased $10 million primarily related to a $21 million decrease in marketing and promotional expenses, a $5 million decrease in technology expenses and a $23 million decrease in other general and administration expenses, which includes the result of cost control efforts and costs in 2008 associated with the support of two enhanced cash funds, partially offset by a $27 million decrease in foreign currency remeasurement benefits and a $12 million increase in professional services related to BGI transaction/integration costs incurred in third quarter 2009.

Third quarter 2009 non-operating income, net of non-controlling interests, was $61 million compared to non-operating loss, net of non-controlling interests, of $120 million in third quarter 2008. The $61 million non-operating income, net of non-controlling interests, related to the Company’s co-investments and seed investments including net gains in private equity products of $13 million, distressed credit/mortgage funds of $47 million, hedge funds/funds of hedge funds of $7 million, fixed income and equity investments of $2 million, and deferred compensation plans of $9 million, offset by a $6 million decrease in valuations from real estate equity/debt products. In addition, net interest expense was $11 million, a decrease of $13 million primarily due to a decline in interest rates.

Comparison to the Second Quarter of 2009

Third quarter 2009 operating income increased 37% to $357 million from $261 million earned in second quarter 2009.

Third quarter 2009 revenues of $1,140 million increased $111 million, or 11%, compared to $1,029 million in second quarter 2009 due to the following:

•

Investment advisory and administration base fees of $913 million in third quarter 2009 increased $63 million, or 7%, compared to $850 million in second quarter 2009 primarily associated with growth in AUM across equity and balanced and fixed income products during the third quarter as a result of net inflows, market and foreign currency effects as well as the effect of one more revenue day in the third quarter, offset by lower fees on cash management products due to a decline in average AUM.

•

Performance fees were $49 million in third quarter 2009, compared to $17 million in second quarter 2009. The increase relates primarily to higher performance fees in alternative equity hedge funds and international equity and balanced separate accounts.

•

BlackRock Solutions and advisory revenue was $127 million for third quarter 2009 versus $116 million in second quarter 2009. The increase is primarily due to additional advisory assignments as well as additional risk management mandates.

Third quarter 2009 operating expenses of $783 million increased $15 million, or 2%, compared to $768 million in second quarter 2009. The $15 million increase compared to second quarter 2009 was primarily due to the following:

•

Employee compensation and benefits increased $54 million due to a $45 million increase in incentive compensation primarily due to higher operating income and performance fees and a $9 million increase in deferred compensation, salaries, benefits and commissions.

•

General and administration expenses decreased $30 million related to a $21 million decrease in foreign currency remeasurement costs and a $9 million decrease in other general and administration expenses.

Third quarter 2009 non-operating income, net of non-controlling interests, was $61 million, compared to $51 million in second quarter 2009, a $10 million improvement from second quarter 2009 related to changes in valuations of co-investments and seed investments.

Teleconference and Webcast Information

BlackRock will host a teleconference call for investors and analysts on Tuesday, October 20, 2009, at 9:00 a.m. (Eastern Time) to discuss its third quarter results. Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 32553283). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 1:00 p.m. on Tuesday, October 20, 2009 and ending at midnight on Tuesday, October 27, 2009. To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 32553283. To access the webcast, please visit the investor relations section of www.blackrock.com.

Performance Notes

Past performance is not indicative of future results. The performance information reflects U.S. open-end mutual funds and EMEA-domiciled publicly offered funds. Source of performance information is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. At September 30, 2009, BlackRock’s AUM was $1.435 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity and balanced, fixed income, cash management, alternative investment and advisory products. In addition, a growing number of institutional investors use BlackRock Solutions investment system, risk management and financial advisory services. Headquartered in New York City, as of September 30, 2009, the firm has approximately 5,000 full-time employees in 21 countries and a major presence in key global markets, including the United States, Europe, Asia, Australia and the Middle East. For additional information, please visit the Company's website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays PLC, Bank of America Corporation, Merrill Lynch & Co., Inc. or The PNC Financial Services Group, Inc.; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) fluctuations in foreign currency exchange rates, which may adversely affect the value of investment advisory and administration fees earned by BlackRock or the carrying value of certain assets and liabilities denominated in foreign currencies; (15) the impact of changes to tax legislation and, generally, the tax position of the Company; (16) BlackRock’s success in maintaining the distribution of its products; (17) the impact of BlackRock electing to provide support to its products from time to time; (18) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (19) the ability of BlackRock to complete the transaction with Barclays Bank PLC and integrate the operations of Barclays Global Investors.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data)

(unaudited)

	Three months ended September 30,			Three months ended June 30, 2009		Nine months ended September 30,
	2009	2008	% Change		% Change	2009	2008	% Change
Revenue
Investment advisory and administration base fees	$913	$1,084	(16)%	$850	7%	$2,562	$3,377	(24)%
Investment advisory performance fees	49	55	(11)%	17	188%	77	154	(50)%

Investment advisory and administration base and performance fees	962	1,139	(16)%	867	11%	2,639	3,531	(25)%
BlackRock Solutions and advisory	127	113	12%	116	9%	383	273	40%
Distribution fees	25	34	(26)%	23	9%	73	103	(29)%
Other revenue	26	27	(4)%	23	13%	61	93	(34)%

Total revenue	1,140	1,313	(13)%	1,029	11%	3,156	4,000	(21)%

Expenses
Employee compensation and benefits	444	468	(5)%	390	14%	1,185	1,489	(20)%
Portfolio administration and servicing	119	149	(20)%	125	(5)%	371	455	(18)%
Amortization of deferred mutual fund sales commissions	23	34	(32)%	26	(12)%	76	97	(22)%
General and administration	161	171	(6)%	191	(16)%	505	593	(15)%
Restructuring charges	—	—	NM	—	NM	22	—	NM
Amortization of intangible assets	36	37	(3)%	36	0%	108	111	(3)%

Total expenses	783	859	(9)%	768	2%	2,267	2,745	(17)%

Operating income	357	454	(21)%	261	37%	889	1,255	(29)%

Non-operating income (expense)
Net gain (loss) on investments	89	(143)	162%	88	1%	5	(163)	103%
Interest and dividend income	4	20	(80)%	4	0%	16	52	(69)%
Interest expense	(15)	(18)	(17)%	(15)	0%	(45)	(54)	(17)%

Total non-operating income (expense)	78	(141)	155%	77	1%	(24)	(165)	85%

Income before income taxes	435	313	39%	338	29%	865	1,090	(21)%
Income tax expense	101	117	(14)%	94	7%	225	394	(43)%

Net income	334	196	70%	244	37%	640	696	(8)%
Less:
Net income (loss) attributable to non-controlling interests	17	(21)	181%	26	(35)%	21	(36)	158%

Net income attributable to BlackRock, Inc.	$317	$217	46%	$218	45%	$619	$732	(15)%

Weighted-average common shares outstanding (e)
Basic	133,266,379	129,793,939	3%	130,928,916	2%	131,481,677	129,427,715	2%
Diluted	135,902,241	132,270,351	3%	133,364,611	2%	134,001,799	131,998,448	2%
Earnings per share attributable to BlackRock, Inc. common shareholders (e)
Basic	$2.31	$1.62	43%	$1.62	43%	$4.58	$5.47	(16)%
Diluted	$2.27	$1.59	43%	$1.59	43%	$4.50	$5.36	(16)%

Cash dividends declared and paid per share	$0.78	$0.78	0%	$0.78	0%	$2.34	$2.34	0%

Supplemental information:

Operating income, as adjusted (a)	$400	$432	(7)%	$302	32%	$1,009	$1,292	(22)%

Operating margin, GAAP basis	31.3%	34.6%	(10)%	25.4%	23%	28.2%	31.4%	(10)%
Operating margin, as adjusted (a)	40.1%	38.4%	4%	34.4%	17%	37.4%	37.9%	(1)%
Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted (b)	$52	$(81)	164%	$42	24%	$(59)	$(114)	48%
Net income attributable to BlackRock, Inc., as adjusted (c), (d)	$293	$229	28%	$239	23%	$642	$766	(16)%
Diluted earnings attributable to BlackRock, Inc. common shareholders per share, as adjusted (c), (d), (e)	$2.10	$1.67	26%	$1.75	20%	$4.66	$5.61	(17)%

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

NM - Not meaningful

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

BlackRock reports its financial results on a GAAP basis; however, management believes that evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Certain prior period non-GAAP data has been reclassified to conform to the current presentation. Computations for all periods are derived from the Company’s condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items deemed non-recurring by management or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Operating income used for operating margin measurement equals operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Operating margin, as adjusted, equals operating income used for operating margin measurement, divided by revenue used for operating margin measurement, as indicated in the table below.

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2009
	2009	2008		2009	2008
Operating income, GAAP basis	$357	$454	$261	$889	$1,255
Non-GAAP adjustments:
Restructuring charges	—	—	—	22	—
PNC LTIP funding obligation	15	14	15	45	44
Merrill Lynch compensation contribution	3	3	2	8	8
Barclays Global Investors (“BGI”) transaction/integration costs	16	—	15	31	—
Compensation expense related to (depreciation) appreciation on deferred compensation plans	9	(39)	9	14	(15)

Operating income, as adjusted	400	432	302	1,009	1,292
Closed-end fund launch costs	—	—	—	2	9
Closed-end fund launch commissions	—	—	—	1	—

Operating income used for operating margin measurement	$400	$432	$302	$1,012	$1,301

Revenue, GAAP basis	$1,140	$1,313	$1,029	$3,156	$4,000
Non-GAAP adjustments:
Portfolio administration and servicing costs	(119)	(149)	(125)	(371)	(455)
Amortization of deferred mutual fund sales commissions	(23)	(34)	(26)	(76)	(97)
Reimbursable property management compensation	—	(6)	—	—	(18)

Revenue used for operating margin measurement	$998	$1,124	$878	$2,709	$3,430

Operating margin, GAAP basis	31.3%	34.6%	25.4%	28.2%	31.4%

Operating margin, as adjusted	40.1%	38.4%	34.4%	37.4%	37.9%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(a) (continued)

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s performance over time. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors.

Operating income, as adjusted:

Restructuring charges recorded in 2009 consist of compensation costs, occupancy costs and professional fees and have been deemed non-recurring by management and thus have been excluded from operating income, as adjusted, to help ensure the comparability of this information to prior periods. Barclays Global Investors (“BGI”) transaction/integration costs recorded in 2009 consist principally of certain advisory, legal fees and consulting expenses incurred in conjunction with the announced transaction. As such, management believes that operating margins exclusive of these costs are useful measures in evaluating BlackRock’s operating performance for the respective periods.

The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) that will be funded through the distribution to participants of shares of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) and the Merrill Lynch compensation contribution, a portion of which has been received, have been excluded because these charges ultimately do not impact BlackRock’s book value.

Compensation expense associated with appreciation (depreciation) on assets related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in non-operating income.

Operating margin, as adjusted:

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Management believes that excluding such costs and commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact the Company’s results until future periods.

Operating margin, as adjusted, allows the Company to compare performance from period-to-period by adjusting for items that may not recur, recur infrequently or may fluctuate based on market movement, such as restructuring charges, transaction/integration costs, closed-end fund launch costs and fluctuations in compensation expense based on mark-to-market movements in investments held to fund certain compensation plans. The Company also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance to other companies. Management uses both the GAAP and non-GAAP financial measures. The non-GAAP measure by itself may pose limitations because it does not include all of the Company’s revenues and expenses.

Revenue used for operating margin, as adjusted, excludes portfolio administration and servicing costs paid to related parties and to other third parties. Management believes that excluding such costs is useful because the Company receives offsetting revenue for these services. Amortization of deferred mutual fund sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, offset distribution fee revenue earned by the Company. Reimbursable property management compensation represented compensation and benefits paid to personnel of Metric Property Management, Inc. (“Metric”), a subsidiary of BlackRock Realty Advisors, Inc. (“Realty”). These employees were retained on Metric’s payroll when certain properties were acquired by Realty’s clients. The related compensation and benefits were fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin, as adjusted, because they bear no economic cost to BlackRock. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such revenues.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(b) Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted:

Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, equals non-operating income (expense), GAAP basis, less net income (loss) attributable to non-controlling interests, GAAP basis, adjusted for compensation expense associated with depreciation (appreciation) on assets related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, to offset returns on investments set aside for these plans, which are reported in non-operating income (expense), GAAP basis.

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2009
	2009	2008		2009	2008
Non-operating income (expense), GAAP basis	$78	$(141)	$77	$(24)	$(165)
Net income (loss) attributable to non-controlling interests, GAAP basis	17	(21)	26	21	(36)

Non-operating income (expense), less net income (loss) attributable to non-controlling interests	61	(120)	51	(45)	(129)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(9)	39	(9)	(14)	15

Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted	$52	$(81)	$42	$(59)	$(114)

Management believes that non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, provides for comparability of this information to prior periods and is an effective measure for reviewing BlackRock’s non-operating contribution to its results. As compensation expense associated with depreciation (appreciation) on assets related to certain deferred compensation plans, which is included in operating income, offsets the gain/(loss) on the investments set aside for these plans, management believes that non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, provides useful measures to investors of BlackRock’s non-operating results.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(c) Net income attributable to BlackRock, Inc., as adjusted:

Management believes that net income attributable to BlackRock, Inc., as adjusted, and diluted common earnings per share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant non-recurring items as well as charges that ultimately will not impact BlackRock’s book value.

	Three Months Ended			Nine Months Ended
	September 30,		June 30, 2009	September 30,
	2009	2008		2009	2008
Net income attributable to BlackRock, Inc., GAAP basis	$317	$217	$218	$619	$732
Non-GAAP adjustments, net of tax: (d)
Restructuring charges	—	—	—	14	—
PNC LTIP funding obligation	9	10	10	29	29
Merrill Lynch compensation contribution	1	2	1	4	5
BGI transaction/integration costs	11	—	10	21	—
Local income tax law changes	(45)	—	—	(45)	—

Net income attributable to BlackRock, Inc., as adjusted	$293	$229	$239	$642	$766

Allocation of net income attributable to BlackRock, Inc., as adjusted: (f)
Common shares (e)	$285	$221	$233	$625	$741
Participating RSUs	8	8	6	17	25

Net income attributable to BlackRock, Inc., as adjusted	$293	$229	$239	$642	$766

Diluted weighted average common shares outstanding (e)	135,902,241	132,270,351	133,364,611	134,001,799	131,998,448

Diluted earnings per common share, GAAP basis (e)	$2.27	$1.59	$1.59	$4.50	$5.36

Diluted earnings per common share, as adjusted (e)	$2.10	$1.67	$1.75	$4.66	$5.61

The restructuring charges and BGI transaction/integration costs reflected in GAAP net income attributable to BlackRock, Inc. have been deemed non-recurring by management and have been excluded from net income attributable to BlackRock, Inc., as adjusted, to help ensure the comparability of this information to prior reporting periods.

The portion of the compensation expense associated with LTIP awards that will be funded through the distribution to participants of shares of BlackRock stock held by PNC and the Merrill Lynch compensation contribution, a portion of which has been received, have been excluded from net income attributable to BlackRock, Inc., as adjusted, because these charges ultimately do not impact BlackRock’s book value.

During third quarter 2009, legislation was enacted primarily with respect to New York City corporate income taxes, effective January 1, 2009 which resulted in a revaluation of deferred income tax assets and liabilities. The resulting decrease in income taxes has been excluded from net income attributable to BlackRock, Inc., as adjusted, as it is non-recurring and to ensure comparability of this information to prior reporting periods.

(d) The tax rates used represent BlackRock’s corporate effective tax rates in the respective periods, which exclude certain adjustments that were recorded. For each of the quarters ended September 30, 2009, September 30, 2008 and June 30, 2009, non-GAAP adjustments were tax effected at 35%. For each of the nine months ended September 30, 2009 and 2008, non-GAAP adjustments were tax effected at 35%.

(e) Series A, B and C non-voting participating preferred stock are considered to be common stock equivalents for purposes of determining basic and diluted earnings per share calculations. Certain unvested restricted stock units are not included in this number as they are deemed participating securities in accordance with required provisions of ASC 260-10, Earnings per Share (FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities).

(f) Allocation of net income attributable to BlackRock, Inc., as adjusted, to common shares and participating RSUs is calculated pursuant to the two-class method as defined in ASC 260-10 (SFAS No. 128, Earnings per Share).

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in millions)

(unaudited)

	Three months ended September 30,			Three months ended June 30, 2009		Nine months ended September 30,
	2009	2008	% Change		% Change	2009	2008	% Change
Investment advisory and administration fees
Fixed income	$224	$230	(3)%	$207	8%	$630	$685	(8)%
Cash management	149	176	(15)%	166	(10)%	490	535	(8)%
Equity and balanced	454	540	(16)%	382	19%	1,173	1,743	(33)%
Alternative investment products	86	138	(38)%	95	(9)%	269	414	(35)%

Investment advisory and administration base fees	913	1,084	(16)%	850	7%	2,562	3,377	(24)%
Fixed income	2	—	NM	5	(60)%	10	2	400%
Equity and balanced	17	9	89%	2	NM	25	77	(68)%
Alternative investment products	30	46	(35)%	10	200%	42	75	(44)%

Investment advisory performance fees	49	55	(11)%	17	188%	77	154	(50)%

Total investment advisory and administration base and performance fees	962	1,139	(16)%	867	11%	2,639	3,531	(25)%
BlackRock Solutions and advisory	127	113	12%	116	9%	383	273	40%
Distribution fees	25	34	(26)%	23	9%	73	103	(29)%
Other revenue	26	27	(4)%	23	13%	61	93	(34)%

Total revenue	$1,140	$1,313	(13)%	$1,029	11%	$3,156	$4,000	(21)%

NM - Not meaningful

BlackRock, Inc. Summary of Non-operating Income (Expense) (Dollar amounts in millions) (unaudited)

	Three months ended September 30,			Three months ended June 30, 2009		Nine months ended September 30,
	2009	2008	% Change		% Change	2009	2008	% Change
Total non-operating income (expense)	$78	$(141)	155%	$77	1%	$(24)	$(165)	85%
Net income (loss) attributable to non-controlling interests	17	(21)	181%	26	(35)%	21	(36)	158%

Total non-operating income (expense), less net income (loss) attributable to non-controlling interests	$61	$(120)	151%	$51	20%	$(45)	$(129)	65%

	Estimated economic investments at September 30, 2009 [3]	Three months ended September 30,		% Change	Three months ended June 30, 2009	% Change	Nine months ended September 30,		% Change
		2009	2008				2009	2008
Net gain (loss) on investments [1]
Private equity	25 - 35%	$13	$(4)	425%	$11	18%	$4	$6	(33)%
Real estate	<10%	(6)	(14)	57%	(12)	50%	(111)	(36)	(208)%
Distressed credit/mortgage funds	20 - 30%	47	(48)	198%	44	7%	79	(44)	280%
Hedge funds/funds of hedge funds	10 - 20%	7	(18)	139%	8	(13)%	9	(26)	135%
Other investments [2]	15 - 25%	2	1	100%	2	0%	(11)	(11)	0%

Sub-total		63	(83)	176%	53	19%	(30)	(111)	73%
Investments related to deferred compensation plans		9	(39)	123%	9	0%	14	(15)	193%

Total net gain (loss) on investments [1]		72	(122)	159%	62	16%	(16)	(126)	87%
Net income (loss) attributable to other non-controlling interests [4]		—	—	NM	—	NM	—	(1)	100%
Interest and dividend income		4	20	(80)%	4	0%	16	52	(69)%
Interest expense		(15)	(18)	(17)%	(15)	0%	(45)	(54)	(17)%

Total non-operating income (expense) [1]		61	(120)	151%	51	20%	(45)	(129)	65%
Compensation expense related to depreciation (appreciation) on deferred compensation plans		(9)	39	(123)%	(9)	0%	(14)	15	(193)%

Non-operating income (expense), as adjusted [1]		$52	$(81)	164%	$42	24%	$(59)	$(114)	48%

[1]	Includes net income (loss) attributable to non-controlling interests (redeemable and non-redeemable) related to investment activities.
[2]	Net gain (loss) for other investments includes net gains / (losses) related to equity and fixed income investments and BlackRock’s seed capital hedging program.
[3]	Represents estimated percentages of BlackRock’s corporate economic investment portfolio.
[4]	Includes non-controlling interests related to operating entities (non-investment activities).

NM - Not meaningful

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Attachment III

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

Summary

				Variance vs.
	September 30, 2009	June 30, 2009	September 30, 2008	June 30, 2009	September 30, 2008
Fixed income	$539,590	$509,656	$502,066	6%	7%
Cash management	290,440	316,702	290,692	(8)%	(0)%
Equity and balanced	390,643	329,622	351,428	19%	11%
Alternative investment products	51,210	51,562	71,308	(1)%	(28)%

Sub Total	1,271,883	1,207,542	1,215,494	5%	5%
Advisory AUM [4]	162,886	165,618	43,104	(2)%	278%

Total AUM	$1,434,769	$1,373,160	$1,258,598	4%	14%

Current Quarter Component Changes

	June 30, 2009	Net subscriptions (redemptions) [1]	Acquisition [2]	Foreign exchange [3]	Market appreciation (depreciation)	September 30, 2009
Fixed income	$509,656	$3,454	$—	$2,218	$24,262	$539,590
Cash management	316,702	(26,388)	—	(47)	173	290,440
Equity and balanced	329,622	11,907	—	2,170	46,944	390,643
Alternative investment products	51,562	(845)	—	110	383	51,210

Sub Total	1,207,542	(11,872)	—	4,451	71,762	1,271,883
Advisory AUM [4]	165,618	(4,600)	—	2,044	(176)	162,886

Total AUM	$1,373,160	$(16,472)	$—	$6,495	$71,586	$1,434,769

Year to Date Component Changes

	December 31, 2008	Net subscriptions (redemptions) [1]	Acquisition [2]	Foreign exchange [3]	Market appreciation (depreciation)	September 30, 2009
Fixed income	$483,173	$12,536	$—	$4,756	$39,125	$539,590
Cash management	338,439	(49,534)	—	1,277	258	290,440
Equity and balanced	280,821	33,271	—	7,457	69,094	390,643
Alternative investment products	59,723	(6,092)	1,344	530	(4,295)	51,210

Sub Total	1,162,156	(9,819)	1,344	14,020	104,182	1,271,883
Advisory AUM [4]	144,995	14,154	—	3,734	3	162,886

Total AUM	$1,307,151	$4,335	$1,344	$17,754	$104,185	$1,434,769

Year over Year Component Changes

	September 30, 2008	Net subscriptions (redemptions) [1]	Acquisition [2]	Foreign exchange [3]	Market appreciation (depreciation)	September 30, 2009
Fixed income	$502,066	$(3,646)	$—	$1,893	$39,277	$539,590
Cash management	290,692	(930)	—	132	546	290,440
Equity and balanced	351,428	30,990	—	(3,832)	12,057	390,643
Alternative investment products	71,308	(8,992)	1,344	(147)	(12,303)	51,210

Sub Total	1,215,494	17,422	1,344	(1,954)	39,577	1,271,883
Advisory AUM [4]	43,104	115,977	—	3,734	71	162,886

Total AUM	$1,258,598	$133,399	$1,344	$1,780	$39,648	$1,434,769

[1]	Includes distributions representing return of capital and return on investment to investors.
[2]	Net assets acquired from R3 Capital Management, LLC in April 2009.
[3]	Foreign exchange reflects the impact of converting non-dollar denominated AUM into U.S. dollars for reporting purposes.

[4]	Advisory AUM represents long-term portfolio liquidation assignments.